Exhibit 10.7

EXECUTION

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity but solely as trustee of

the trusts set forth on Schedule A, collectively, the

Seller

ZFC TRUST,

as Representation and Warranty Provider

and

CITIGROUP GLOBAL MARKETS REALTY CORP.,

as Purchaser

ASSET SALE AGREEMENT

Dated as of May 26, 2016

Mortgage Loans and REO Properties

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TABLE OF CONTENTS

(continued)

		Page

SECTION 30.	SEVERAL, NOT JOINT	25

SECTION 31.	ENFORCEMENT OF SELLER’S RIGHTS	25

SECTION 32.	NO COOPERATION WITH SUBSEQUENT TRANSFERS OR SECURITIZATION TRANSACTIONS	25

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SCHEDULES

SCHEDULE A	SCHEDULE OF SELLER

EXHIBITS

EXHIBIT1	FORM OF ASSIGNMENT AND CONVEYANCE
EXHIBIT 2	MORTGAGE LOAN DOCUMENTS

This ASSET SALE AGREEMENT (this “Agreement”) dated as of May 26, 2016, is by and among U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee of each of the trusts set forth on Schedule A (collectively, the “Seller”), ZFC TRUST (the “Representation and Warranty Provider”) and CITIGROUP GLOBAL MARKETS REALTY CORP. (the “Purchaser”).

WITNESSETH

WHEREAS, the Seller is the owner of certain residential Mortgage Loans and REO Properties identified on the Mortgage Loan Schedule attached to the Assignment and Conveyance (collectively, the “Assets”);

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Assets, on a servicing-released basis, on the Conveyance Date (as defined herein) subject to the terms of this Agreement;

WHEREAS, the Representation and Warranty Provider will make certain representations and warranties with respect to the Assets as set forth in Subsection 7.2 and will be obligated, subject to the terms of Subsection 7.3, to cure, repurchase or pay the Purchase Price Adjustment related to the Assets under the circumstances specified herein in connection with breaches of such representations or warranties; and

WHEREAS, the Seller will be not obligated to cure, repurchase or pay the Purchase Price Adjustment with respect to any Asset.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Seller and the Representation and Warranty Provider agree as follows:

SECTION 1.   Definitions. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Servicing Practices: With respect to any Asset, those customary mortgage servicing practices in accordance with (i) those mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans or other mortgage-related assets, as applicable, of the same type as such Asset in the jurisdiction where the related Mortgaged Property or REO Property is located, (ii) the terms of the related Mortgage Loan Documents and (iii) all Applicable Law.

Active Litigation: Any litigation commenced by any Person (including the related Mortgagor) (the “Plaintiff”) against the Seller, any Trustee, any servicer or originator of an Asset or any other party (each a “Defendant” and collectively, the “Defendants”) which (i) relates to or arises from the Plaintiff's Asset, and (ii) asserts direct causes of action or counterclaims pursuant to which the Plaintiff is seeking monetary damages against a Defendant(s).

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Applicable Law: All provisions of statutes, rules and regulations, interpretations and orders, and regulatory guidance of Governmental Authority or regulatory agencies (including, without limitation, the CFPB) applicable to a Person or to the origination, servicing, transfer, securitization or disposition of mortgage loans or any related activity thereto, and all applicable orders and decrees of all courts and arbitrators in proceedings or actions.

Assignment and Conveyance: The assignment and conveyance of the Assets purchased on the Conveyance Date in the form annexed hereto as Exhibit 1.

Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

Beneficial Holder: The holder of 100% percentage interest in the beneficial interest certificates of each of the Seller trusts set forth on Schedule A.

Breach: As defined in Subsection 7.3.

Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in the States of New Jersey, New York and/or Minnesota are authorized or obligated by law or executive order to be closed or (iii) a day on which federal banks are authorized or obligated by law or executive order to be closed.

CFPB: The Consumer Financial Protection Bureau or any successor thereto.

Closing Documents: the documents required pursuant to Section 10.

Commission: The U.S. Securities and Exchange Commission.

Conveyance Date: May 26, 2016.

Cure Period: As defined in Subsection 7.03.

Cut-off Date: The last Business Day of the month immediately preceding the month in which the Conveyance Date occurs.

Due Date: The day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Escrow Agent. The entity designated to serve as escrow agent under the Escrow Agreement.

Escrow Agreement. The Escrow Agreement among the Purchaser, Seller and the Escrow Agent relating to the sale of the Assets.

Governmental Authority: Any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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HAFA: The Home Affordable Foreclosure Alternatives Program, including all Supplemental Directives, in effect as of the Conveyance Date, pursuant to regulations promulgated by The United States Department of the Treasury.

HAMP: The Home Affordable Modification Program established pursuant to Sections 101 and 109 of the Emergency Economic Stabilization Act of 2008, as the same may be amended or modified.

Helping Families Act: The Helping Families Save Their Houses Act of 2009 (P.L. 111-22), as the same may be amended from time to time.

Interim Servicer: Fay Servicing, LLC.

Loss Mitigation: Any loan trial or permanent modification, forbearance, deferral, waiver, or other loss mitigation, foreclosure alternative or foreclosure prevention effort or process, including pursuant to any federal (including HAMP), state or local program, or proprietary program, initiated or offered to the related Mortgagor with respect to any Mortgage Loan.

Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and/or interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

Mortgage: With respect to each Mortgage Loan, the mortgage, deed of trust or other instrument which creates a lien on the related Mortgaged Property securing the Mortgage Note.

Mortgage File: With respect to each Asset, the Mortgage Loan Documents pertaining to such Asset.

Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate of interest that accrues on such Mortgage Loan in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: Each residential mortgage loan sold, assigned and transferred to the Purchaser pursuant to this Agreement and the Assignment and Conveyance.

Mortgage Loan Documents: The documents listed in Exhibit 2 hereto pertaining to any Asset.

Mortgage Loan Schedule: The schedule of Assets annexed to the Assignment and Conveyance as Schedule One, which shall include the following information with respect to the Assets:

(1)           the Seller of the applicable Asset;

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(2)           the Seller’s Mortgage Loan identifying number;

(3)           the Interim Servicer’s Mortgage Loan identifying number;

(4)           the Mortgagor’s first and last name;

(5)           the street address of the Mortgaged Property including the city, state and zip code;

(6)           the Mortgage Interest Rate in effect immediately following the Cut-off Date;

(7)           the Unpaid Principal Balance as of the Cut-off Date;

(8)           the Interest-bearing Unpaid Principal Balance as of the Cut- off Date;

(9)           the Deferred Balance as of the Cut-off Date; and

(10)          Modification Flag (Y/N).

Mortgage Note: The original executed note, or other evidence of the Mortgage Loan indebtedness of a Mortgagor, secured by the related Mortgage, including any riders and/or addenda thereto.

Mortgaged Property: With respect to each Mortgage Loan, the Mortgagor’s real property securing repayment of a related Mortgage Note, consisting of a fee simple interest or a ground lease in a single parcel of real property improved by a residential dwelling.

Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor’s or mortgagor’s successors in title to the Mortgaged Property.

Notice of Breach: Written notice of a Breach of any of the representations and warranties made by the Representation and Warranty Provider in Subsection 7.2 of this Agreement, setting forth the following:

(1)          the identity of the Asset (by the Seller’s Mortgage Loan identifying number at the time of sale as set forth on the Mortgage Loan Schedule) with respect to which a Breach is alleged to have occurred;

(2)          a detailed description of the claimed Breach, including how, in the Purchaser’s opinion, such claimed Breach has materially and adversely affected the value of the affected Asset(s) or the Purchaser’s interest(s) therein;

(3)          the section and subsection under which such Breach is claimed; and

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(4)          sufficient supporting documentation of such claimed Breach, if any.

Pending Proceedings: As defined in Section 14.

Performing Loan: Any Mortgage Loan that is less than sixty (60) days delinquent as of the Cut-off Date.

Person: An individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Privacy Laws: The obligations imposed by: (a) Title V of the Gramm-Leach- Bliley Act, 15 U.S.C. §§ 6801 et seq.; (b) the applicable federal regulations implementing such act and codified at 12 CFR Parts 40, 216, 332, and/or 573; (c) the Interagency Guidelines Establishing Standards For Safeguarding Customer Information published on February 1, 2001, as the same may be amended from time to time; and (d) other applicable federal, state and local laws, rules, regulations, and orders relating to the privacy and security of customer information, including without limitation the federal Fair Credit Reporting Act, 15 U.S.C. §§ 1681 et seq., and similar state laws.

Purchase Price: The price paid on the Conveyance Date by the Purchaser to the Seller pursuant to the Assignment and Conveyance in exchange for the Assets as provided in Section 3 hereof.

Purchase Price Adjustment: As defined in Subsection 7.3.

Purchase Price Percentage: With respect to each Asset, the individual purchase price percentage for such Asset set forth on Schedule Two to the Assignment and Conveyance.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarifications and interpretations as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REO Property: Any Mortgaged Property, which as of the Conveyance Date, has been acquired by the Seller through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a defaulted Mortgage Loan.

Representatives: As defined in Section 26.

Repurchase Price: With respect to any Asset, a price equal to (a) the purchase price percentage used to calculate the Purchase Price, as stated in the Assignment and Conveyance, multiplied by (b) the Unpaid Principal Balance of the Mortgage Loan as of the date of repurchase.

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Requested Information: As defined in Section 15.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Assets directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Assets.

Servicing Advances: With respect to any Mortgage Loan or REO Property, all customary, reasonable, necessary and properly documented “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by Seller (or Seller’s designee) or any servicer, as applicable, of such entity’s servicing obligations, including the cost related to (i) the inspection, preservation, restoration and protection of the Mortgaged Property or REO Property, as applicable, (ii) any enforcement of judicial proceedings, including, but not limited to, foreclosures and any expenses incurred in connection with any such proceedings that result from the Mortgage Loan being registered on the MERS® System, (iii) the management of any Mortgaged Property or REO Property, as applicable, and the liquidation of any foreclosed Mortgaged Property (including default management and similar services, appraisal services and real estate broker services), (iv) effecting payment of taxes, assessments or any insurance premiums and (v) third party expenses of Loss Mitigation efforts.

Servicing File: With respect to each Asset, the electronic, imaged and/or physical file retained by the Interim Servicer to service such Mortgage Loan, if any.

Survival Period: As defined in Subsection 7.3.

Trustee: U.S. Bank National Association, not in its individual capacity, but solely as trustee of each trust listed on the attached Schedule A.

Unpaid Principal Balance: means, for each (i) Mortgage Loan, the amount of the unpaid principal balance (including any deferred amount of such principal balance) of such Mortgage Loan as of the date of determination; and (ii) REO Property, the Unpaid Principal Balance of the related mortgage loan immediately prior to the underlying Mortgaged Property becoming REO Property, each as set forth on the Mortgage Loan Schedule.

Whole Loan Transfer: Any sale or transfer of some or all of the Assets, other than a Securitization Transaction.

SECTION 2.   Agreement to Purchase and Sell. The Seller agrees to sell, and the Purchaser agrees to purchase, on the Conveyance Date, the Assets on an “AS-IS, WHERE-IS” basis WITH ALL FAULTS in accordance with the terms and conditions stated herein and in the Assignment and Conveyance on a servicing-released basis.

On the Conveyance Date, upon the payment of the Purchase Price and delivery of the documents described herein, the Seller shall sell, transfer, assign, set over, and convey to the Purchaser, without recourse, but subject to the representations, warranties, terms and provisions of this Agreement and the Assignment and Conveyance, all the right, title, and interest of the Seller in and to the Assets including the related servicing rights.

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Upon consummation of the purchase and sale transaction contemplated herein, the Purchaser shall own and be entitled to receive with respect to each Asset all Monthly Payments and all other payments and recoveries of principal, interest, prepayment premiums and other fees, proceeds, charges and other monies paid or recovered on or with respect to such Assets after the Cut-off Date.

SECTION 3.   Purchase Price. On or prior to the Conveyance Date, the Purchaser shall deliver to the Escrow Agent the Purchase Price by wire transfer of immediately available funds in accordance with the terms of the Escrow Agreement. With respect to each Asset, the Purchase Price shall equal the sum of (A) the product of (i) the Unpaid Principal Balance of such Asset set forth on the Mortgage Loan Schedule as of the Cut-off Date and (ii) the Purchase Price Percentage, and (B) with respect to any Performing Loan, (i) the accrued and unpaid interest on each such Mortgage Loan from and including the last date in respect of which payment of interest was paid through the day prior to the Conveyance Date and (ii) all outstanding Servicing Advances or other corporate and escrow advances with respect to such Performing Loan. The Purchaser shall be responsible for all Servicing Advances incurred and relating to the period after the Cut-off Date. With respect to any Mortgage Loan that is not a Performing Loan and any REO Property, the Seller shall be responsible for all Servicing Advances incurred and relating to the period on and before the Cut-off Date, regardless of whether billed or invoiced after the Cut- off Date.

SECTION 4.   Due Diligence Review. At least five (5) Business Days prior to the Conveyance Date, the Purchaser shall have identified those Assets that the Purchaser intends to be included in the Assets to be sold and purchased on the Conveyance Date; it being understood that the Purchaser may not decline to purchase any Mortgage Loan unless, based on its review, the Purchaser discovers that such Mortgage Loan (i) is a “high-cost” mortgage loan under any applicable federal, state or local law or (ii) would breach a loan-level representation or warranty contained in Subsection 7.2 that, as mutually-agreed between the Purchaser and the Seller, would not reasonably be able to be cured prior to the Conveyance Date. The Purchaser hereby acknowledges that to the extent it has discovered a loan-level breach with respect to an Asset during its due diligence review and such Asset is included in the Asset sold and purchased on the Conveyance Date, such breach shall be deemed to have been resolved to the Purchaser’s satisfaction and taken into account in determining the Purchase Price Percentage for such Asset. For the avoidance of doubt, the Representation and Warranty Provider will have no obligation to repurchase any Asset with respect to any breach of a representation or warranty if the basis for such breach is any fact or circumstance that is discovered by, obtained in due diligence or disclosed to the Purchaser in the course of its due diligence review or is included in any mortgage files, servicing files or other documentation provided by (or on behalf of) the Seller and received by the Purchaser on or prior to the Conveyance Date.

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SECTION 5.   Sale Treatment. It is the express intention of the parties hereto that the transactions contemplated by this Agreement be, and be construed as, a sale of the Assets by the Seller and not a pledge of the Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Asset shall be reflected as a sale on the Seller’s, and a purchase on the Purchaser’s, business records, tax returns and financial statements. Accordingly, the Seller and the Purchaser shall each treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Assets. However, if such transaction is deemed to be in respect of a loan, it is intended that (i) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (ii) the Seller hereby grants to the Purchaser a first priority security interest to secure repayment of an obligation in an amount equal to the Purchase Price in all of Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Assets; and (iii) this Agreement shall constitute a security agreement under Applicable Law.

SECTION 6.   Conveyance from Seller to Purchaser.

Subsection 6.1.   Conveyance of Assets.

The Seller and the Purchaser, simultaneously with the payment of the Purchase Price, shall execute and deliver the Assignment and Conveyance in the form attached hereto as Exhibit 1.

Subsection 6.2.   Delivery of Mortgage Loan Documents.

On behalf of the Seller, prior to the Conveyance Date, the Representation and Warranty Provider shall, pursuant to a mutually-agreed upon bailment letter agreement by and among the Seller, the Purchaser and the Purchaser’s custodian, deliver (or cause to be delivered) to the Purchaser’s custodian those Mortgage Loan Documents in the actual possession of the applicable custodian, as required by this Agreement with respect to each Asset purchased and sold on the Conveyance Date and set forth on the Mortgage Loan Schedule. Upon confirmation of receipt by the Escrow Agent of the Purchase Price and satisfaction of all of the other conditions precedent to close in the Escrow Agreement, the Seller shall cause to be released to the Purchaser the Mortgage Loan Documents on the Conveyance Date. Neither the Seller nor the Representation Provider shall be under any obligation to provide any documents that it did not receive or in respect of which it has no right to receive with respect to any Asset.

Subsection 6.3.   Helping Families Act.

The Purchaser shall deliver (or cause to be delivered) the “Section 404” Notice required by the Helping Families Act with respect to each Mortgage Loan to each Mortgagor to the extent required and in accordance with Applicable Law and shall bear all costs associated with providing such notices.

SECTION 7.   Representations and Warranties; Remedies for Breach.

Subsection 7.1.   Representations and Warranties Respecting the Representation and Warranty Provider.

The Representation and Warranty Provider represents and warrants to the Purchaser as of the Conveyance Date:

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(i)        Organization. Each of the Representation and Warranty Provider and the Seller is validly existing and in good standing under the laws of the jurisdiction in which it was formed;

(ii)        Due Authority. Each of the Representation and Warranty Provider and the Seller has full power and authority to perform and enter into and consummate the transactions contemplated by this Agreement;

(iii)        No Conflict. The execution and delivery by the Representation and Warranty Provider and the Seller of this Agreement has been duly authorized by all necessary action on the part of the Representation and Warranty Provider and the Seller, as applicable; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Representation and Warranty Provider, the Seller or their respective properties or the organizational documents of the Representation and Warranty Provider or the Seller, as applicable, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Representation and Warranty Provider’s or Seller’s, as applicable, ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)        No Consent Required. The execution, delivery and performance by the Representation and Warranty Provider and the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(v)        Enforceability. This Agreement has been duly executed and delivered by the Representation and Warranty Provider and the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation each of the Representation and Warranty Provider and the Seller, as applicable, enforceable against it in accordance with its terms, subject as to enforcement, (i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditor’s rights and (ii) to general principles of equity, whether such enforcement is sought in a proceeding in equity or at law;

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(vi)        No Litigation. To the knowledge of the Representation and Warranty Provider, there are no actions, suits or proceedings pending or threatened against the Representation and Warranty Provider or the Seller, before or by any court, administrative agency, arbitrator or governmental body with respect to any matter which in the judgment of the Representation and Warranty Provider will be determined adversely to the Representation and Warranty Provider or the Seller, as applicable, and will, if determined adversely to the Representation and Warranty Provider or the Seller, as applicable, materially and adversely affect the Representation and Warranty Provider’s or Seller’s, as applicable, ability to perform its obligations under this Agreement; and the neither the Representation and Warranty Provider nor the Seller, as applicable, is in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(vii)        No Violations. Neither the Representation and Warranty Provider nor the Seller is in violation of, and the execution and delivery of this Agreement by the Representation and Warranty Provider and the Seller, as applicable, and their respective performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Representation and Warranty Provider or the Seller, as applicable, or their respective assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Representation and Warranty Provider or the Seller, as applicable, or their respective assets or might have consequences that would materially and adversely affect the performance of their respective obligations and duties hereunder.

Subsection 7.2.   Representations and Warranties Respecting the Individual Assets.

The Representation and Warranty Provider represents and warrants to the Purchaser that, as to each Asset sold by the Seller hereunder, as of the Conveyance Date:

(i)        Mortgage Loan Schedule True and Correct. The information set forth in the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date;

(ii)        Ownership. The Seller is the sole owner of record and holder of the related Asset and has full right to transfer and sell the Asset to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

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(iii)        Valid First Lien. With respect to a Mortgage Loan, the related Mortgage constitutes a valid, existing and enforceable (subject to bankruptcy laws and general principles of equity) first lien and first priority security interest with respect to each Mortgage Loan on the Mortgaged Property, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage except for (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located, (C) liens created pursuant to any federal, state, or local law, regulation, or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes, (D) liens of homeowners’ associations, (E) senior liens; provided, in the case of this sub-clause (E), any Mortgage Loan subject to a senior lien possesses a valid and enforceable lender’s title insurance policy insuring the Mortgage Loan owner and its successors and assigns as to the first lien position of the related Mortgage, and (F) such other matters to which like properties are commonly subject that do not individually or in aggregate materially interfere with the benefits of the security to be provided by the Mortgage. Notwithstanding anything herein to the contrary, the Representation and Warranty Provider makes no representation or warranty as to the existence or priority of any homeowners’ association, condominium association or similar liens;

(iv)        Enforceability. The Mortgage Note and the related Mortgage each constitutes the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms in all material respects, except as such enforcement may be limited by bankruptcy, insolvency, moratorium reorganization or other insolvency laws of general application affecting the enforcement of creditors’ rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts; and

(v)        Release of Mortgage Loans. The Mortgage Loan has not been satisfied, cancelled, subordinated or rescinded and no property or collateral securing such Mortgage Loan has been released from the lien of such Mortgage, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

Subsection 7.3.   Remedies for Breach of Representations and Warranties.

The representations and warranties set forth in Subsection 7.2 shall survive for a period of one hundred eighty (180) days from the Conveyance Date (the “Survival Period”) and shall inure to the benefit of the Purchaser.

Subject to the last paragraph of this Subsection 7.3, upon discovery by the Purchaser of a breach of any of the representations and warranties made by the Representation and Warranty Provider pursuant to Subsection 7.1 or Subsection 7.2 which materially and adversely affects the value of one or more of the Assets or the Purchaser’s interest(s) therein (each, a “Breach”), the Purchaser shall deliver to the Representation and Warranty Provider a Notice of Breach within ten (10) Business Days of discovery of such Breach. Failure of the Purchaser to provide the Notice of Breach within such ten (10) Business Day period shall relieve the Representation and Warranty Provider of its obligations under this Subsection 7.3. Any Notice of Breach must be delivered by the Purchaser to the Seller prior to the expiration of the Survival Period.

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The Representation and Warranty Provider shall, subject to the immediately succeeding paragraph, have a period of ninety (90) days from the date of receipt by the Representation and Warranty Provider of a Notice of Breach (the “Cure Period”) within which to correct or cure the related Breach. If, by the expiration of the Cure Period, the Representation and Warranty Provider cannot cure the related Breach, the Representation and Warranty Provider shall, at its option, (i) elect to pay the Purchaser for any mutually agreed-upon reduction in value of the related Asset that is attributable to such Breach (the “Purchase Price Adjustment”) or (ii) repurchase the related Asset at the Repurchase Price within thirty (30) days of the expiration of the Cure Period; provided that the Notice of Breach was timely given to the Representation and Warranty Provider prior to the expiration of the Survival Period. For the avoidance of doubt, the failure of the Purchaser to provide a Notice of Breach prior to the expiration of the Survival Period shall relieve the Representation and Warranty Provider of its obligations under this Subsection 7.3. To the extent that the Representation and Warranty Provider elects to make a payment to the Purchaser as specified in clause (i) above, the Representation and Warranty Provider and the Purchaser shall endeavor in good faith to agree on the Purchase Price Adjustment. If a Purchase Price Adjustment has been mutually agreed within ten (10) Business Days of the expiration of the Cure Period, the Representation and Warranty Provider shall pay the Purchase Price Adjustment within ten (10) Business Days following such agreement and determination of the Purchase Price Adjustment. If there has been no mutual agreement on the Purchase Price Adjustment within ten (10) Business Days following the expiration of the Cure Period and/or the Representation and Warranty Provider fails to pay the agreed-upon Purchase Price Adjustment within ten (10) Business Days following the determination of the mutually agreed-upon Purchase Price Adjustment, then, upon the written request of the Purchaser, the Representation and Warranty Provider shall repurchase the related Asset at the applicable Repurchase Price within thirty (30) days thereafter. The Seller will be not obligated to correct or cure a Breach, repurchase any Asset or pay the Purchase Price Adjustment with respect to any Asset.

Prior to such cure, repurchase, or payment of a Purchase Price Adjustment, and upon request of the Representation and Warranty Provider, the Purchaser shall make the Mortgage File with respect to each affected Asset available for examination by the Representation and Warranty Provider. The Purchaser will also make available the related Servicing Files, payment histories, servicing and collection comments, the Purchaser’s due diligence results and any other such information related to the applicable Asset as may be reasonably requested by the Representation and Warranty Provider. The Purchaser shall provide such information or access to such documents within five (5) Business Days of receipt of the Representation and Warranty Provider’s request. If the Purchaser does not provide such requested information or documents within five (5) Business Days of receipt of the Representation and Warranty Provider’s request, the Cure Period shall be extended by one (1) additional Business Day for every Business Day the Purchaser is late in delivering such information or documents. Notwithstanding the foregoing, if the Purchaser does not provide the Representation and Warranty Provider with such requested information within fifteen (15) Business Days of receipt of the Representation and Warranty Provider’s request, the related Notice of Breach shall be deemed void and of no further force or effect, and the Representation and Warranty Provider shall thereafter have no obligation to correct or cure a Breach, repurchase any Asset or pay the Purchase Price Adjustment with respect to any Asset.

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The Representation and Warranty Provider shall have no obligation under this Subsection 7.3 to correct or cure a Breach, repurchase any Asset or pay the Purchase Price Adjustment with respect to any Asset(s) if, as of the repurchase date of such Asset, any of the following shall have occurred with respect to the Asset; provided, that if any of the following shall have occurred as a result of the Breach, then the Representation and Warranty Provider shall remain obligated to correct or cure the Breach, repurchase the Asset or pay any related Purchase Price Adjustment:

(i)        The substantive rights under the Asset have been impaired by the Purchaser (including any of its affiliates) or its servicer, or any transferee or permitted assignee of the related Asset or their servicer, from those conveyed to the Purchaser, other than any impairment that may result from action taken in accordance with HAMP or as required pursuant to Applicable Law;

(ii)        The condition of title to the Asset and the condition of the Mortgaged Property or REO Property, as applicable, is not substantially the same as conveyed to the Purchaser;

(iii)        Immediately prior to the purchase of the Mortgage Loan by the Representation and Warranty Provider, the Purchaser is not the sole owner and holder of the Mortgage Note, free and clear of any and all liens, claims, encumbrances, participation interest, equities, pledges, charges or security interests of any nature, and/or the Purchaser does not have full right and authority to sell or assign the same;

(iv)        (A) The Mortgage Loan has been satisfied, cancelled, subordinated or rescinded, (B) the Mortgaged Property or collateral securing such Mortgage Loan has been released from the lien of such Mortgage, or (C) any instrument has been executed that would affect (or otherwise cause) any such release, cancellation, subordination or rescission;

(v)        The Asset shall not have been serviced from and after the Conveyance Date by the Purchaser (including any of its affiliates) or its servicer, or any transferee or permitted assignee of the related Asset or their servicer, in accordance with Accepted Servicing Practices;

(vi)        The Purchaser’s (or its servicer’s or other designee’s) action or inaction materially and adversely affects the Representation and Warranty Provider’s ability to cure the breach or mitigate any losses; and

(vii)        The Purchaser (or its servicer or other designee) has renewed, renegotiated, modified (other than in accordance with HAMP or as required pursuant to Applicable Law), compromised, settled, released, sold or transferred the Asset, the Mortgaged Property or the Mortgagor in whole or in part in any material respect or impaired such Asset in any material respect.

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At the time of repurchase of any Asset pursuant to the terms of this Subsection 7.3, the Purchaser and the Representation and Warranty Provider shall arrange for the assignment of the repurchased Asset to the Representation and Warranty Provider (or its designee) and the delivery to the Representation and Warranty Provider (or its designee) of any documents held by the Purchaser or its custodian relating to the repurchased Asset. Upon such repurchase the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Asset from this Agreement. In connection with any such assignment, the Purchaser shall provide the Representation and Warranty Provider (or its designee) with any assignments of mortgage and endorsements that may be necessary to evidence a complete chain of ownership from the original lender/payee of the Mortgage Loan to the Representation and Warranty Provider (or its designee); provided that such was provided to the Purchaser on the Conveyance Date or afterwards by the Seller. Furthermore, the Purchaser shall execute and deliver such other instruments of transfer or assignment as shall be prepared by, and delivered to it by, the Representation and Warranty Provider (or its designee) and necessary to (A) vest in the Seller (or its designee) title to the repurchased Asset on a servicing-released basis and (B) reassign to Seller (or its designee) all of the Purchaser’s right, title and interest in and to the servicing rights with respect to such repurchased Asset.

Notwithstanding anything set forth in this Agreement to the contrary, the Representation and Warranty Provider shall have no obligation to correct or cure a Breach, repurchase any Asset or pay the Purchase Price Adjustment with respect to any Asset if the basis for such Breach is any fact or circumstance that is discovered by, obtained in due diligence or disclosed to the Purchaser in the course of its due diligence review or is included in any Mortgage Files, Servicing Files or other documentation provided by the Seller (or Seller’s designee) and received by the Purchaser (or Purchaser’s designee) on or prior to the Conveyance Date.

The Purchaser hereby expressly acknowledges and agrees that the obligations of the Representation and Warranty Provider to correct or cure a Breach, repurchase any Asset or pay the Purchase Price Adjustment with respect to any Asset shall constitute the Purchaser’s sole and exclusive remedy under this Agreement or otherwise respecting a breach of the representations or warranties set forth in Subsection 7.1 and Subsection 7.2. In addition, the Purchaser also hereby acknowledges and agrees that in no event shall the Representation and Warranty Provider be liable for consequential, punitive, special or exemplary damages, with respect to any breach of such representations and warranties. In no event shall any breach of a representation or warranty by the Representation and Warranty Provider be deemed to constitute, or be used as evidence of, bad faith, misconduct or fraud.

SECTION 8.   Representations, Warranties and Covenants of the Purchaser.

The Purchaser represents, warrants and covenants to the Seller and the Representation and Warranty Provider as of the Conveyance Date:

(i)        Organization. The Purchaser is validly existing and in good standing under the laws of the jurisdiction in which it was formed;

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(ii)        Due Authority. The Purchaser has full power and authority to perform and enter into and consummate the transactions contemplated by this Agreement;

(iii)        No Conflict. None of the acquisition of the Assets or the servicing rights by the Purchaser pursuant to this Agreement, the execution and delivery of this Agreement by the Purchaser, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the organizational documents of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)        No Consent Required. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(v)        Enforceability. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller and the Representation and Warranty Provider, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject as to enforcement, (i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditor’s rights and (ii) to general principles of equity, whether such enforcement is sought in a proceeding in equity or at law;

(vi)        No Litigation. To the knowledge of the Purchaser, there are no actions, suits or proceedings pending or threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body with respect to any matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

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(vii)        No Violations. The Purchaser is not in violation of, and the execution and delivery of this Agreement by the Purchaser and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Purchaser or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(viii)        Sophisticated Investor. The Purchaser is a sophisticated, informed investor which has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transactions contemplated by this Agreement. The Purchaser’s bid and decision to purchase the Assets are based upon its own independent expert evaluations of the Assets, the related Mortgage Files and other materials made available by Seller and deemed relevant by Purchaser and its agents. Purchaser has not relied in entering into this Agreement upon any oral or written information from Seller or the Representation and Warranty Provider, or any of their respective employees, affiliates, agents or representatives, other than the representations and warranties of the Representation and Warranty Provider contained herein (subject to the limitations contained herein). Purchaser has had an opportunity to conduct legal, environmental, on-site and other appropriate diligence on the Assets and the Mortgage Files as Purchaser deemed necessary, proper or appropriate in order to make a complete informed decision with respect to the purchase and acquisition of the Assets.

(ix)        No Representation of Condition. The Purchaser is fully aware of the physical condition and state of repair of each such property and Purchaser acknowledges and agrees that the Seller and the Representation and Warranty Provider have not and do not represent, warrant or covenant the nature, accuracy, completeness, enforceability or validity of any of Mortgage Loan Documents, Mortgage Files, or any information or documents made available to Purchaser or its counsel, accountants or advisors in connection with the Assets or the nature, condition or value of the same, including, without limiting the foregoing, the collectability of any Asset or mortgage insurance, or the creditworthiness of any obligor, and, except as expressly set forth in this Agreement, all documentation, information, analysis and/or correspondence, if any, which is or may be sold, transferred, assigned and conveyed to Purchaser with respect to any and all Assets is sold, transferred, assigned and conveyed to Purchaser WITHOUT RECOURSE on an “AS IS, WHERE IS” basis, WITH ALL FAULTS. Purchaser further acknowledges that no employee or representative of the Seller or the Representation and Warranty Provider has been authorized to make, and that Purchaser has not relied upon, any statements or representations other than those specifically contained in this Agreement. Without limiting the foregoing, Purchaser acknowledges that, except as specifically set forth in this Agreement, Representation and Warranty Provider has made no representations or warranties as to the Mortgage Loans (including without limitation, the value, marketability, condition or future performance thereof or related environmental, land use or occupancy laws). Additionally, Purchaser acknowledges that neither the Seller nor the Representation and Warranty Provider makes any warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability, or fitness for a particular purpose of the Mortgaged Properties or REO Properties, or any portion thereof, or with respect to the environmental or physical condition of such Mortgaged Properties or REO Properties. Each of the Seller and the Representation and Warranty Provider hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, of, as, to, or concerning (i) the presence or absence of any environmentally toxic or hazardous substances on, in or under the Mortgaged Properties or REO Properties, or on, in or under any property adjacent to such properties or (ii) the manner of construction or condition or state of repair or lack of repair of any improvements located thereon. In addition, the Purchaser further acknowledges and accepts that notwithstanding any representation or warranty made by the Representation and Warranty Provider herein with respect to the lien position of any Mortgage on any related Mortgaged Property, any such representation or warranty is made subject to any homeowners’ associations or similar liens that may exist or have priority over the lien of the Mortgage;

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(x)        Loss Mitigation. The Purchaser understands and agrees that one or more of the Mortgage Loans may be subject to ongoing loan modification, Loss Mitigation, and/or foreclosure alternative efforts. The Purchaser covenants and agrees to purchase each Mortgage Loan regardless of whether such Mortgage Loan is subject to loan modification, Loss Mitigation, and/or foreclosure alternative efforts. Purchaser and its designated successor servicer, if applicable, will abide by the modification terms of any Mortgage Loan that has been modified, including trial modifications, prior to the Conveyance Date and will continue to process any Mortgage Loan modifications that are in process as of the Conveyance Date in accordance with the terms of such Mortgage Loan modification and, if applicable, with all requirements of HAMP, to the extent that such Loss Mitigation activities were properly and accurately disclosed to the Purchaser prior to the Conveyance Date. Unless prohibited by Applicable Law and to the extent that such Loss Mitigation activities were properly and accurately disclosed to the Purchaser prior to the Conveyance Date, Purchaser agrees that it and any designated servicer of Purchaser (including the Interim Servicer), as applicable, will modify each such Mortgage Loan either (1) in accordance with any pending modification offers at the Conveyance Date or (2) to the extent eligible at the Conveyance Date, in accordance with HAMP including all reporting required thereunder. The Purchaser covenants to the Seller and the Representation and Warranty Provider that it and its servicer will cooperate with the Seller and the Representation and Warranty Provider with respect to any of the HAMP or HAFA reporting obligations and requests, as deemed necessary by the Seller (or any designee thereof) to comply with any related inquiries or reporting requests by its regulator or governmental authority, arising after the transfer of the servicing of the Mortgage Loans;

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(xi)        No Securities. The Purchaser’s acquisition of the Assets does not constitute a purchase of securities within the meaning of federal or state securities laws, and in light of the representations, warranties, covenants and acknowledgments of the Seller and the Representation and Warranty Provider contained in this Agreement, the Purchaser waives all rights, if any, to make any claim in connection with any federal or state securities law; and

(xii)        Limited Liquidity. Purchaser acknowledges that the Assets (including the related documents) may have limited or no liquidity and Purchaser has the financial wherewithal to own the Assets and the related documents for an indefinite period of time and to bear the economic risk of an outright purchase of the Assets and the loan documents and a total loss of the Purchase Price for the Assets.

SECTION 9.     Closing. The closing shall take place on the Conveyance Date. As mutually agreed between the Seller and the Purchaser, the closing shall be either by telephone, email, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

SECTION 10.   Closing Documents.

(a)       It shall be a condition to closing of the sale and purchase of the Assets that each party hereto receives the Closing Documents on or prior to the on the Conveyance Date and that each party hereto shall have performed all material obligations required to be performed by it hereunder on or before the Conveyance Date in all material respects.

(b)       The Closing Documents for the Assets shall consist of fully executed copies of the following documents:

(1)       the Assignment and Conveyance in the form of Exhibit 1 hereto;

(2)       the Mortgage Loan Schedule, to be attached to the Assignment and Conveyance;

(3)       the schedule of Purchase Price Percentages attached as Schedule Two to the Assignment and Conveyance; and

(4)       the Escrow Agreement.

SECTION 11.   Costs and Expenses. Each party hereto shall each bear its own costs and expenses in connection with the purchase and sale of the Assets including, without limitation, the legal fees and expenses of its respective attorneys. Notwithstanding the foregoing, however, the Purchaser shall bear any and all costs and expenses incurred in connection with (a) conducting due diligence on the Assets and (b) transferring title to the Assets to the Purchaser, including, without limitation, any recording fees.

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SECTION 12.   Servicing of the Assets. The Assets are being sold on a servicing- released basis.

It is hereby understood and agreed by the Purchaser that the Mortgage Loans will be serviced by the Interim Servicer, on the Purchaser’s behalf, after the Conveyance Date pursuant to a separate and definitive servicing agreement between the Purchaser and the Interim Servicer. The Purchaser accepts and agrees that, except as set forth herein, in no event shall the Purchaser have any rights against the Seller or Representation and Warranty Provider relating to the servicing of the Assets. For the avoidance of doubt, neither the Seller nor the Representation and Warranty Provider shall have any obligation to perform (or cause, or pay for, the performance of) any servicing activities with respect to the Assets from and after the Conveyance Date, and neither the Seller nor the Representation and Warranty Provider will be under any obligation to pay or reimburse the Interim Servicer and/or the Purchaser for any fees or expenses, Servicing Advances, corporate advances or escrow advances incurred or relating to the period after the Cut-off Date.

SECTION 13.   [Reserved].

SECTION 14.   Assets Subject to Litigation. Certain of the Assets may be the subject of litigation, including, without limitation, foreclosure, eviction or bankruptcy proceedings (each, a “Pending Proceeding”). The Purchaser or its designee shall, at its sole cost and expense, within thirty (30) days after the Conveyance Date (or such longer timeframe as agreed upon by the parties), (A) notify the appropriate court officer and all counsel of record with respect to each Asset that is in foreclosure or bankruptcy, of the transfer of the Asset from the Seller or the Interim Servicer to the Purchaser, (B) file pleadings to substitute counsel (unless said counsel has agreed to represent the Purchaser in the proceedings at Purchaser’s sole cost and expense), and (C) remove the Seller or the Interim Servicer as a party in the Pending Proceeding and substitute the Purchaser as the real party in interest, and change the caption thereof accordingly, and the Purchaser shall provide evidence to the Seller that such substitution has been effected within such thirty-day period. The Purchaser acknowledges that its failure to comply with the provisions of this paragraph may affect the Purchaser’s rights in any such Pending Proceeding including, without limitation, a dismissal with prejudice or the running of any statute of limitations if any such Pending Proceeding is dismissed. The Purchaser acknowledges and agrees that to the extent a substitution has not occurred due to the Purchaser’s failure to effect a substitution in accordance with clauses (A) through (C) above within such thirty-day period (or such longer timeframe as agreed upon by the parties to effect a substitution), the Seller shall be permitted to discontinue or otherwise remove itself as a party in interest from such Pending Proceedings, to the extent permitted by Applicable Law in the related jurisdiction, which may affect the Purchaser’s rights in any such Pending Proceeding including, without limitation, a dismissal with prejudice or the running of any statute of limitations if any such Pending Proceeding is dismissed.

The Purchaser agrees that with respect to each Mortgage Loan subject to this Agreement, if the related Mortgagor is a debtor in a case under the United States Bankruptcy Code of 1986, as amended (11 U.S.C. § 101, et seq.) on the Conveyance Date and a proof of claim has been filed by or on behalf of the Seller or any prior owner of the Mortgage Loan (if applicable), the Purchaser shall substitute itself for the Seller (or such prior owner), or any entity that filed such claim on behalf of the Seller (or such prior owner), as the claimant against such Mortgagor within thirty (30) days after the Conveyance Date.

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The Purchaser covenants and agrees that it shall not (i) institute or continue to prosecute any enforcement or legal action or proceeding (including, but not limited to, foreclosure proceedings or collection actions) in the name of the Seller, the Representation and Warranty Provider or any Trustee (except as provided in this Section 14) or make reference to any of the Seller, the Representation and Warranty Provider or any Trustee in any correspondence to or discussion with any particular obligor regarding enforcement or collection of the Assets except for purposes of identifying an Asset as originated or previously owned by the Seller, (ii) misrepresent, mislead, deceive, or otherwise fail to adequately disclose to any particular Mortgagor or guarantor the identity of the Purchaser as the owner of the Asset, (iii) represent or imply that it is affiliated with, authorized by, or in any way related to the Seller, the Representation and Warranty Provider or any Trustee (or any of their respective affiliates) or (iii) use Seller’s, the Representation and Warranty Provider’s or any Trustee’s name or hold itself out as an agent or representative of the Seller, the Representation and Warranty Provider or any Trustee. The Seller, the Representation and Warranty Provider and any Trustee shall have the right to seek the entry of an order by a court of competent jurisdiction enjoining any violation hereof.

SECTION 15.   Audit Requests. Subject to appropriate confidentiality requirements (including, but not limited to, the delivery of such Requested Information (as defined below) being subject to a confidentiality agreement) and applicable law, the Purchaser shall cooperate with the Seller by agreeing to provide, for any accounting, tax, audit or litigation purposes, Seller, its designees and any regulator or governmental agency or body having authority over Seller the right to examine and audit, during normal business hours or at such other times as are reasonable under applicable circumstances, to the extent reasonably necessary to satisfy such purposes, upon five (5) Business Days advance notice, any and all of the Servicing Files and Mortgage Files relating to the Mortgage Loans or the related Mortgagors sold by such Seller hereunder and provided by Seller to Purchaser (collectively, the “Requested Information”); provided, however, that the Purchaser shall not be required to provide such Requested Information if the Purchaser has received advice of counsel (which may be its internal counsel) that (i) such Requested Information is subject to privilege and such privilege could not be protected by a joint defense or common interest agreement or (ii) providing such Requested Information would be materially adverse or materially prejudicial to the Purchaser; and provided further, it is understood that the Purchaser’s obligations set forth in this Section 15 shall terminate with respect to a Mortgage Loan upon Purchaser’s sale of such Mortgage Loan to a third party purchaser other than a trust created or administered by the Purchaser in accordance with Section 32. The Seller shall reimburse the Purchaser for reasonable expenses incurred by the Purchaser in connection with its compliance with the provisions of this Section 15.

SECTION 16.   Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

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(i)        if to the Seller:

ZFC Trust

c/o ZAIS Group, LLC

Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701

Attention: General Counsel

Fax: (732) 978-7507

(ii)       if to the Purchaser:

Citigroup Global Markets Realty Corp.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Shameer Hussein

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 17.   Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Asset shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 18.   Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. An executed counterpart signature page delivered by facsimile or .pdf attachment to email shall have the same binding effect as an original signature page.

SECTION 19.   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAW).

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SECTION 20.   Venue. Each party hereto hereby expressly and irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in the borough of Manhattan and of the United States District Court for the Southern District of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereto hereby consents to process being served in any suit, action or proceeding with respect to this Agreement, or any document delivered pursuant hereto by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its respective address specified at the time for notices under this Agreement.

SECTION 21.   Waiver of Jury Trial. To the extent permitted by law, each party hereto hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this Agreement or the relationships established hereunder and agrees that any such dispute shall be tried before a judge sitting without a jury.

SECTION 22.   Successors. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors of the Seller and the Purchaser. Pursuant to Section 32 below, the Purchaser may not assign any portion of this Agreement.

SECTION 23.   Matters Concerning the Trustees. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by U.S. Bank National Association, not individually or personally, but solely as Trustee of each of the trusts set forth on Schedule A, in the exercise of the powers and authority conferred and vested in it and as directed by the applicable Beneficial Holder, (ii) each of the representations, undertakings and agreements herein made on the part of the Sellers are made and intended not as personal representations, undertakings and agreements by U.S. Bank National Association, but are made and intended for the purpose of binding only the Trusts and there shall be no recourse to U.S. Bank National Association in its personal capacity, (iii) nothing herein contained shall be construed as creating any liability on U.S. Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) under no circumstances shall U.S. Bank National Association, be personally liable for the payment of any indebtedness or expenses of the Sellers or be liable for the breach or failure of any obligation (including any repurchase obligations) representation, warranty or covenant made or undertaken by the Sellers under this Agreement or any other related documents, and (v) no Trustee shall have any obligation to take any action pursuant to this Agreement unless directed to do so by the applicable Beneficial Holder.

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SECTION 24.   Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 25.   Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 26.   Confidential Information.

Each party hereto acknowledges and agrees that the terms of this Agreement (including certain information furnished or to be furnished in connection with this Agreement) shall be kept confidential and their contents will not be divulged to any person or entity without the other party’s consent; provided, however, that a party hereto may disclose such information (i) if legally permitted, to the extent that it is necessary to do so in working with its affiliates and its and their directors, officers, employees, consultants, legal counsel, auditors, agents, shareholders, financial advisors, lenders, taxing authorities or other governmental agencies, (ii) if such disclosure is required under any requirement of Applicable Law, rule or regulation or compliance by a party with any subpoena or request of any regulatory body having jurisdiction over such party, (iii) that has become available to the public other than as a result of a disclosure by or through the receiving party or its agent, or through a wrongful act of the receiving party or its agent in violation of this Agreement or (iv) in connection with a potential sale of the Assets to a third party, subject to appropriate confidentiality agreements being in place between the Purchaser and such third party purchaser.

Each party shall hold and use all Confidential Information, as hereinafter defined, in compliance with Subtitle A of Title V of the Gramm-Leach-Bliley Act (codified at 15 U.S.C. § 6801 et seq.), as it may be amended from time to time (the “GLB Act”), the regulations promulgated thereunder, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq. (the “FCRA”) and all other Applicable Law. “Confidential Information” shall mean any data or information that is proprietary to the disclosing party and not generally known to the public, whether in tangible or intangible form, including, but not limited to, the following information: inventions, trade secrets, know-how, software, databases, customer lists, all personal information about the Mortgagors that is supplied to the Seller, the successor servicer or the Purchaser by or on behalf of the Mortgagors, and other customer or consumer specific data deemed to be “nonpublic personal information” under the GLB Act or the FCRA.

Each party covenants and agrees that it and its affiliates shall not make, and shall ensure that their respective officers, directors, employees, agents, legal counsel, accountants, auditors and other representatives and advisors (collectively, its “Representatives”) shall not make, any unauthorized disclosure of or use any “Nonpublic Personal Information” (as such term is defined in Title V of the GLB Act and the regulations promulgated thereunder) which it receives regarding the Mortgagors in violation of any Privacy Laws. Each party shall provide access to Nonpublic Personal Information disclosed hereunder only on a need-to-know basis. Each party shall, and shall cause its Representatives to, hold in confidence and protect all Nonpublic Personal Information utilizing a process and in a manner compliant with the Privacy Laws. Each party shall maintain, and shall ensure that its Representatives maintain, such physical and technological safeguards for the protection and confidentiality of Nonpublic Personal Information at least as protective as required by such applicable Privacy Laws, and which are designed to: (i) ensure the security and confidentiality of Nonpublic Personal Information; (ii) protect against any threats or hazards to the security or integrity of such Nonpublic Personal Information; and (iii) protect against unauthorized access to or use of such Nonpublic Personal Information. Each party may be entitled to seek the entry of an order by a court of competent jurisdiction enjoining any violation hereof.

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SECTION 27.   General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)       the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)       accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)       references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)       reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)       the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)       the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 28.   Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 29.   Further Assurances. The Representation and Warranty Provider, the Seller (at the direction of applicable Beneficial Holder) and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

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SECTION 30.   Several, not Joint. As used in connection with any specific Asset, the term “Seller” shall mean the seller of such Asset. For the avoidance of doubt, as they relate to any specific Asset, the terms and conditions of this Agreement shall inure to the benefit of, and any related Seller obligations shall be the sole obligations of, the related Seller of such Asset and not to any other Seller that may be a party hereto.

SECTION 31.   Enforcement of Seller’s Rights.

The Seller’s rights hereunder may be enforced directly by the Representation and Warranty Provider on behalf of the Seller against the Purchaser as if it were a “Seller” hereunder.

SECTION 32. No Cooperation with Subsequent Transfers or Securitization Transactions.

The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Assets; provided, however, that other than an assignment to a trust created or administered by the Purchaser (in which event the Purchaser shall remain liable and responsible for any breach of any of the Purchaser’s representations, warranties, covenants and obligations under this Agreement and such assignment shall not terminate any such representations, warranties, covenants and obligations), such sale or transfer shall not be affected through any assignment of this Agreement and any related transferee will not be deemed to be the “Purchaser” hereunder. Except as provided in the preceding sentence, the Purchaser understands and acknowledges that the Seller will not consent to any assignment of all or any portion of this Agreement and any subsequent transfer, sale or assignment of the Assets shall be pursuant to a separate agreement between the Purchaser and the Purchaser’s assignee. Notwithstanding any sale or transfer of one or more Assets, all rights and remedies against the Seller or the Representation and Warranty Provider hereunder shall inure solely to the benefit of the Purchaser hereto and any permitted trust assignee thereof. For the avoidance of doubt, in the event that this Agreement is assigned pursuant to this Section 32, the Purchaser shall not, and shall provide that any beneficial owner of the trust shall not, sell the resulting securities associated with any internal securitization of the Assets to any third party investor.

Furthermore, the Purchaser hereby understands and acknowledges that, with respect to any sale of all or a portion of the Mortgage Loans pursuant to a Whole Loan Transfer or Securitization Transaction, none of the Seller, the Representation and Warranty Provider or any Trustee shall be under any obligation to cooperate with the Purchaser in connection therewith. In connection with a Whole Loan Transfer or Securitization Transaction, the Purchaser further understands and agrees that none of the Seller, the Representation and Warranty Provider or any Trustee will, in any event, (i) consent to an assignment of, or restate, any representations and warranties in this Agreement, (ii) cooperate with the Purchaser by entering into any reconstitution agreement, securitization servicing agreement or other similar agreement, (iii) provide any data, disclosure, certifications, reporting or other information or any indemnification, and/or (iv) provide to Purchaser any originator disclosure, servicer disclosure, or static pool information, as is contemplated by Regulation AB. In addition, in no event shall the aggregate principal balance of Assets sold by the Seller hereunder surpass any threshold in any Securitization Transaction requiring enhanced disclosure regarding originators and/or servicers pursuant to Regulation AB or any similar successor regulation of any applicable regulator or governmental agency, so as to trigger any disclosure, reporting or other obligations ofthe Seller in connection with any such Securitization Transaction.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Seller, the Representation and Warranty Provider and the Purchaser have caused their names to be signed hereto by their respective officers there unto duly authorized as of the date first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP., as Purchaser

By:	/s/ Shameer Hussein
Name: Shameer Hussein
Title: Authorized Agent

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as trustee of ZFC Trust Whole Loan Grantor Trust I, as a Seller

By:	/s/ Tamara Schultz-Fugh
Name: Tamara Schultz-Fugh
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee of ZFC Trust Whole Loan Grantor Trust II, as a Seller

By:	/s/ Tamara Schultz-Fugh
Name: Tamara Schultz-Fugh
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee of ZFC Trust Whole Loan Grantor Trust III, as a Seller

By:	/s/ Tamara Schultz-Fugh
Name: Tamara Schultz-Fugh
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee of ZFC Trust REO Pass Through Trust I, as a Seller

By:	/s/ Tamara Schultz-Fugh
Name: Tamara Schultz-Fugh
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee of ZFC Trust Participating Pass Through Trust I, as a Seller

By:	/s/ Tamara Schultz-Fugh
Name: Tamara Schultz-Fugh
Title: Vice President

SCHEDULE A

(SELLERS)

Seller Trust	Beneficial Holder

ZFC Trust Whole Loan Grantor Trust I	ZFC Trust

ZFC Trust Whole Loan Grantor Trust II	ZFC Trust

ZFC Trust Whole Loan Grantor Trust III	ZFC Trust

ZFC Trust REO Pass Through Trust I	ZFC Trust TRS I, LLC

ZFC Trust Participating Pass Through Trust I	ZFC Trust TRS I, LLC

EXHIBIT 1

FORM OF ASSIGNMENT AND CONVEYANCE

On this day of _ ,______U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee of each of the trusts set forth on Schedule A (collectively, the “Seller”) to that certain Asset Sale Agreement, dated as of May 26, 2016 (the “Agreement”), does hereby sell, transfer, assign, set over and convey to CITIGROUP GLOBAL MARKETS REALTY CORP., as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all right, title and interest of the Seller in and to the Assets listed on the schedule attached hereto as Schedule One, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. In accordance with the terms of the Agreement, the Purchaser accepts the Assets.

THIS ASSIGNMENT AND CONVEYANCE IS EXECUTED WITHOUT RECOURSE AND WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESSED, IMPLIED OR IMPOSED BY LAW, EXCEPT AS EXPRESSLY PROVIDED IN SUBSECTIONS 7.1 AND 7.2 OF THE AGREEMENT.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

As used in connection with any specific Asset, the term “Seller” shall mean the seller of such Asset. For the avoidance of doubt, as they related to any specific Asset, the terms and conditions of this letter agreement, and the Agreement, shall inure to the benefit of, and any related Seller obligations shall be the sole obligations of, the related Seller of such Asset and not to any other Seller that may be a party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed to this Assignment and Conveyance by their respective officers thereunto duly authorized as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee of ZFC Trust Whole Loan Grantor Trust I, as a Seller

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee of ZFC Trust Whole Loan Grantor Trust II, as a Seller

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee of ZFC Trust Whole Loan Grantor Trust III, as a Seller

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee of ZFC Trust REO Pass Through Trust I, as a Seller

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee of ZFC Trust Participating Pass Through Trust I, as a Seller

By:

Name:
Title:

Accepted and Agreed:

CITIGROUP GLOBAL MARKETS REALTY CORP.,
as Purchaser

By:

Name:
Title:

Schedule One To Assignment and Conveyance

(Mortgage Loan Schedule)

Schedule Two To Assignment and Conveyance

(Purchase Price Percentage for each Asset)

EXHIBIT 2

MORTGAGE LOAN DOCUMENTS

With respect to each Asset set forth on the Mortgage Loan Schedule, the Seller shall deliver and release to the Purchaser’s custodian, to the extent in the Seller’s possession, originals or copies of the following documents. If any of the following documents are in the possession of an attorney, an attorney’s trust receipt or bailee letter may be included in lieu of such document.

For each Mortgage Loan:

1.	the original Mortgage Note bearing all intervening endorsements sufficient to show a complete chain of endorsements from the original payee to the Mortgage Loan Seller,endorsed in blank, “Pay to the order of , without recourse”, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee or, if the original is not available, a copy of the Mortgage Note together with a lost note affidavit;

2.	for each Mortgage Loan not registered on the MERS system, the original Assignment of Mortgage for each Mortgage Loan, in recordable form;

3.	the original Mortgage with evidence of recording thereon or copy of the recorded Mortgage;

4.	for each Mortgage Loan not registered on the MERS system, originals or copies of all intervening assignments of mortgage with evidence of recording thereon, if any, creating an unbroken chain of title from the originator of the related Mortgage Loan to the last assignee;

5.	originals or copies of any assumption, modification, consolidation or extension agreements;

6.	the original or copy of the lender’s title insurance policy or attorney’s opinion of title, if any; and

7.	to the extent any of the foregoing have been released for servicing, foreclosure or similar reasons, such assurance and/or documentation as the parties shall mutually agree.

For each REO Property:

1.	Either (x) an original or a copy of the instrument or document required by the law of the jurisdiction in which the REO Property is located to convey fee title (“REO Deed”) with evidence of recording thereon in the name of the applicable Seller, or (y) if the related REO Deed has been delivered for recordation but has not yet been returned, a copy thereof in the name of the Seller.

2.	An original instrument or document required by the law of the jurisdiction in which the REO Property is located to convey fee title from the Seller to blank in recordable form.